UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, Synlogic, Inc. (the “Company”) appointed Gregg Beloff as Interim Chief Financial Officer, principal accounting officer and principal financial officer while the Company commenced a search for a successor to its prior Chief Financial Officer, Todd Shegog.

Mr. Beloff is the founder and Managing Director of Danforth Advisors, LLC (“Danforth”), a financial consultancy that specializes in working with life sciences companies. Mr. Beloff has more than 20 years of experience in the life science industry, ranging from venture-backed start-ups to publicly traded companies. Mr. Beloff’s prior experience includes serving as CFO of several public and privately held companies, during which time he managed finance, accounting, corporate communications, human resources, IT, facilities, legal, IP, business development and manufacturing functions. He holds a BA from Middlebury College, JD from the University of Pittsburgh School of Law and an MBA from Carnegie Mellon University.

The Company entered into a Consulting Agreement (the “Consulting Agreement”) with Danforth, as amended, pursuant to which Danforth will provide finance, accounting and administrative functions to the Company, including the services to be provided by Mr. Beloff as the Company’s Interim Chief Financial Officer, principal accounting officer and principal financial officer. The Company will pay Danforth an hourly rate of $400.00 per hour for such services and will reimburse Danforth for expenses. The Consulting Agreement’s term continues until either party gives notice of termination. The Consulting Agreement may be terminated by the Company or Danforth with cause, upon 10 days written notice and without cause, upon 30 days written notice. The company also made a one-time grant of an option to Mr. Beloff to purchase an aggregate of 50,000 shares of the Company’s common stock at an exercise price of $2.30 per share (the fair market value on the date of the grant) which option will vest with respect to 25% of the shares on a date that is 6 months from the date of grant, with the remaining shares to vest in equal monthly installments over the next 18 months, so long as Mr. Beloff continues to serve as Interim Chief Financial Officer, provided however, that (i) an aggregate of 50% of the shares covered by the option shall be vested immediately if the Company terminates Mr. Beloff’s services for any reason other than for cause more than 6 months but not more than 12 months after the commencement of his services, (ii) an aggregate of 75% of the shares covered by the option shall be vested immediately if the Company terminates Mr. Beloff’s services for any reason other than for cause more than 12 months but not more than 18 months after the commencement of his services, and (iii) 100% of the shares shall be vested immediately if the Company terminates Mr. Beloff’s services for any reason other than for cause more than 18 months after the commencement of his services.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, filed hereto as Exhibit 10.1.

There are no transactions to which the Company is a party and in which Mr. Beloff has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Beloff has not previously held any positions with the Company and has no family relationship with any directors or executive officers of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1#	Consulting Agreement effective as of October 13, 2019, by and between the Company and Danforth Advisors, LLC, as amended.

#	Management contract or compensatory plans or agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: October 24, 2019	By:	/s/ Aoife Brennan
	Name:	Aoife Brennan
	Title:	President and Chief Executive Officer